Exhibit 99.1

Item 5.	Selected Financial Data

The following sets forth selected financial and operating data on a historical consolidated basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K.  Where applicable, the operating results of certain real estate assets which have been sold or otherwise qualify as held for disposition are included in discontinued operations for all periods presented.

HERSHA HOSPITALITY TRUST
SELECTED FINANCIAL DATA
(In thousands, except per share data)

	2009	2008	2007	2006	2005
Revenue:
Hotel Operating Revenues	$210,983	$234,708	$213,527	$116,359	$51,975
Interest Income From Development Loans	7,411	7,890	6,046	2,487	3,940
Other Revenues	751	1,141	980	737	529
Total Revenue	219,145	243,739	220,553	119,583	56,444
Operating Expenses:
Hotel Operating Expenses	123,418	132,787	118,529	64,988	28,584
Hotel Ground Rent	1,166	1,040	856	804	433
Real Estate and Personal Property Taxes and Property Insurance	13,822	12,327	10,740	5,436	2,789
General and Administrative	5,889	7,208	7,092	5,527	4,800
Stock Based Compensation	2,143	1,502	852	293	99
Acquisition and Terminated Transaction Costs	328	380	149	316	41
Impairment of Development Loan Receivable and Other Asset	21,408	21,004	-	-	-
Depreciation and Amortization	42,971	38,712	31,767	16,629	6,654
Total Operating Expenses	211,145	214,960	169,985	93,993	43,400
Operating Income	8,000	28,779	50,568	25,590	13,044
Interest Income	208	306	686	1,182	602
Interest Expense	43,359	41,139	40,085	23,348	10,532
Other Expense	165	129	83	102	12
Loss on Debt Extinguishment	-	1,552	-	1,485	-
(Loss) Income before (Loss) Income from Unconsolidated Joint Venture Investments and Discontinued Operations	(35,316)	(13,735)	11,086	1,837	3,102

Net (Loss) Income from Unconsolidated Joint Venture Investments	(7,190)	(517)	3,476	1,799	457

(Loss) Income from Continuing Operations	(42,506)	(14,252)	14,562	3,636	3,559

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	1,869	2,888	4,248	784	1,323
Loss from Impairment of Assets	(17,703)	-	-	-	-
(Loss) Income from Discontinued Operations	(118)	935	1,362	1,384	(1,430)
(Loss) Income from Discontinued Operations	(15,952)	3,823	5,610	2,168	(107)

Net (Loss) Income	(58,458)	(10,429)	20,172	5,804	3,452

Loss (Income) Allocated to Noncontrolling Interests	8,597	1,621	(2,325)	(706)	(155)
Distributions to Preferred Unitholders	-	-	-	-	-
Preferred Distributions	(4,800)	(4,800)	(4,800)	(4,800)	(1,920)

Net (Loss) Income applicable to Common Shareholders	$(54,661)	$(13,608)	$13,047	$298	$1,377

Basic (Loss) Income from Continuing Operations applicable to Common Shareholders	$(0.81)	$(0.38)	$0.20	$(0.06)	$0.07
Diluted (Loss) Income from Continuing Operations applicable to Common Shareholders (1)	(0.81)	(0.38)	0.20	(0.06)	0.07
Dividends declared per Common Share	0.33	0.72	0.72	0.72	0.72

(1)
Income allocated to noncontrolling interest in the Partnership has been excluded from the numerator and Partnership units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact.

	2009	2008	2007	2006	2005
Balance Sheet Data
Net investment in hotel properties	$938,954	$982,082	$893,297	$807,784	$317,980
Assets Held for Sale	21,073	-	-	-	3,407
Noncontrolling Interests Common Units	27,126	34,781	42,845	25,933	15,147
Redeemable Noncontrolling Interest	14,733	18,739	-	-	-
Noncontrolling Interests Consolidated Joint Ventures	267	1,854	1,908	3,092	2,079
Shareholder's equity	302,197	349,963	330,405	331,619	164,703
Total assets	1,111,044	1,178,405	1,067,607	968,208	455,355
Total debt	724,551	743,781	663,008	580,542	256,146
Debt related to Assets Held for Sale	20,892	-	-	-	375
Other Data
Funds from Operations (2)	$(15,912)	$31,441	$49,823	$25,936	$14,495
Net cash provided by operating activities	$21,532	$53,894	$59,300	$27,217	$15,002
Net cash used in investing activities	$(8,921)	$(114,870)	$(46,027)	$(413,881)	$(190,825)
Net cash (used in) provided by financing activities	$(16,904)	$64,346	$(11,262)	$388,200	$163,989
Weighted average shares outstanding
Basic	51,027,742	45,184,127	40,718,724	27,118,264	20,293,554
Diluted (1)	51,027,742	45,184,127	40,718,724	27,118,264	20,299,937

(1)
Income allocated to noncontrolling interest in the Partnership has been excluded from the numerator and Partnership units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact.

(2)
See Item 6. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations” for an explanation of FFO, why we believe FFO is a meaningful measure of our operating performance and a reconciliation of FFO to net income calculated in accordance with GAAP.